Response to Item 77D

Short-Term U.S. Government Portfolio
(formerly Investment Portfolio)
Material changes to the investment policies of the Portfolio are described in one or more supplements to the prospectus and the prospectus, of Eaton Vance Multi-Sector
Absolute Return Fund (which invests in the
Portfolio) filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.